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                                                                    Exhibit 23.5




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nortel Networks Corporation (the "Corporation") and Nortel Networks Limited on Form S-3, of our report on the consolidated financial statements of the Corporation dated February 1, 2002 appearing in the Corporation's Current Report on Form 8-K dated May 13, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Chartered Accountants

Toronto, Canada
May 13, 2002